Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q3’15 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – October 22, 2015 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions, and a leading provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended September 30, 2015. Total revenues were $133.3 million and rental revenues were $124.8 million, up from $113.3 million and $104.8 million, respectively, for the same period last year.

The Company recorded net income of $14.0 million, or $0.31 per diluted share in the third quarter of 2015 as compared to net income of $14.8 million, or $0.32 per diluted share, for the third quarter of 2014. On an adjusted basis, third quarter net income was $16.0 million, or $0.35 per diluted share, compared to adjusted net income of $15.2 million, or $0.33 per diluted share, for the third quarter of 2014. Adjusted EBITDA was $52.1 million and adjusted EBITDA margin was 39.5% for the third quarter of 2015.

Rental revenues for the portable storage and specialty containment businesses for the current quarter were $98.9 million and $26.0 million, respectively.

Dividend

The Company’s Board of Directors declared a cash dividend of 18.7 cents per share which will be paid on December 2, 2015 to shareholders of record on November 11, 2015.

Third Quarter 2015 Highlights

•	Grew total rental revenues 19.1% year-over-year.

•	Portable storage rental revenues increased 5.8%, excluding the wood mobile offices sold in May 2015, or 7.7% when adjusted for unfavorable currency fluctuations.

•	Increased portable storage rental rates by 3.7% year-over-year.

•	Expanded adjusted EBITDA margin to 39.5%, and delivered adjusted EBITDA of $52.1 million, up 17.3% from $44.4 million in the prior-year quarter.

•	Drove portable storage utilization to an average of 70.0%; rising to 72.7% by quarter end.

•	Returned $30.6 million to our shareholders through $8.3 million in dividends and $22.3 million of repurchased treasury shares in the quarter.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “I am very pleased with our performance overall and within both our individual portable storage and specialty containment businesses. Our portable storage business grew a strong 7.7% year-over-year, driven by increases in both units on rent and rental rates. The momentum we saw in the later part of the second quarter continued into the third quarter, with our North American sales force driving the highest number of quarterly portable storage activations in the Company’s history, with core activations up 12% from the third quarter 2014. As a result, utilization at the end of the quarter was a strong 72.7%. In our specialty containment business we continue to see good momentum in the downstream industrial segment and our overall specialty containment business generated $11 million of adjusted EBITDA at a robust 40.4% margin.”

Mobile Mini, Inc. News Release October 22, 2015	Page 2

Mr. Olsson continued, “We delivered a very good quarter, which included expanding our portable storage adjusted EBITDA margin to 39.3%, notwithstanding short-term pressure related to the divestiture of our wood mobile office business. Given our increasing utilization we also added to our sales force and made incremental growth capital expenditures for high demand markets. We continue to leverage our infrastructure across our two business segments, and are well-positioned for continued growth.”

Conference Call

Mobile Mini will host a conference call today, Thursday, October 22, 2015 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 209,500 portable storage containers and office units. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also a leading provider of specialty containment solutions in the U.S., with a rental fleet of approximately 11,400 units. Mobile Mini’s network includes 133 portable storage locations in the U.S., United Kingdom, and Canada, 19 specialty containment locations and 6 combined locations. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our expectations regarding ongoing momentum in certain segments, our ability to leverage our infrastructure and continued growth, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP & Chief Financial Officer Mobile Mini, Inc. (602) 308-3879 www.mobilemini.com		The Equity Group Inc. Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609

(See accompanying tables)

Mobile Mini, Inc. News Release October 22, 2015	Page 3

Reclassifications:

Certain amounts in the consolidated statements of operations for the three months ended March 31, 2015, which is included in the year-to-date period ended September 30, 2015, have been reclassified to conform to the current period presentation. The reclassifications have no effect on total revenues, loss from operations, net loss or net loss per common share.

The Company believes the current presentation better reflects the nature of the underlying financial statement items.

Mobile Mini, Inc. News Release October 22, 2015	Page 4

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands except per share data)

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
Revenues:
Rental	$124,813	$—	$124,813	$104,798	$—	$104,798
Sales	6,594	—	6,594	7,913	—	7,913
Other (2)	1,936	(1,455)	481	611	—	611

Total revenues	133,343	(1,455)	131,888	113,322	—	113,322

Costs and expenses:
Rental, selling and general expenses (3)	81,659	(2,822)	78,837	67,889	(37)	67,852
Cost of sales	4,366	—	4,366	5,199	—	5,199
Restructuring expenses (4)	1,846	(1,846)	—	593	(593)	—
Depreciation and amortization	14,998	—	14,998	9,470	—	9,470

Total costs and expenses	102,869	(4,668)	98,201	83,151	(630)	82,521

Income from operations	30,474	3,213	33,687	30,171	630	30,801
Other expense:
Interest income	1	—	1	—	—	—
Interest expense	(8,960)	—	(8,960)	(7,107)	—	(7,107)
Foreign currency exchange	—	—	—	—	—	—

Income before tax provision	21,515	3,213	24,728	23,064	630	23,694
Income tax provision	7,536	1,216	8,752	8,244	240	8,484

Net income	$13,979	$1,997	$15,976	$14,820	$390	$15,210

EBITDA	$45,473		$52,104	$39,641		$44,427
EBITDA as a percentage of total revenues	34.1%		39.5%	35.0%		39.2%

Earnings per share:
Basic	$0.31		$0.36	$0.32		$0.33
Diluted	0.31		0.35	0.32		0.33

Weighted average number of common and common share equivalents outstanding:
Basic	44,721		44,721	46,001		46,001
Diluted	45,147		45,147	46,675		46,675

(1)	Adjusted column excludes certain transactions described in the footnotes below that management believes are not indicative of its business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release.
(2)	Adjustment is comprised of transition service revenue associated with the divestiture of our North American wood mobile office business.
(3)	Adjustment in 2015 is comprised of $0.4 million in incremental costs related with acquisition activities, $2.2 million of operating expenses associated with the transition of the wood mobile offices, including expenses related to wood mobile offices on our leased properties, and $0.2 million of expense related to the proposed settlement of an unclaimed property liability with the state of Delaware.
(4)	Costs relating to the restructuring of our business operations.

Mobile Mini, Inc. News Release October 22, 2015	Page 5

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands except per share data)

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
Revenues:
Rental	$368,175	$—	$368,175	$296,919	$—	$296,919
Sales	22,765	—	22,765	23,761	—	23,761
Other (2)	5,320	(4,096)	1,224	1,579	—	1,579

Total revenues	396,260	(4,096)	392,164	322,259	—	322,259

Costs and expenses:
Rental, selling and general expenses (3)	247,809	(7,174)	240,635	204,394	(76)	204,318
Cost of sales	14,899	—	14,899	16,131	—	16,131
Restructuring expenses (4)	4,773	(4,773)	—	2,909	(2,909)	—
Asset impairment charge and loss on divestiture, net (5)	66,128	(66,128)	—	557	(557)	—
Depreciation and amortization	45,075	—	45,075	27,920	—	27,920

Total costs and expenses	378,684	(78,075)	300,609	251,911	(3,542)	248,369

Income from operations	17,576	73,979	91,555	70,348	3,542	73,890
Other income (expense):
Interest income	1	—	1	—	—	—
Interest expense	(26,986)	—	(26,986)	(21,191)	—	(21,191)
Foreign currency exchange	(2)	—	(2)	(1)	—	(1)

(Loss) income before tax (benefit) provision	(9,411)	73,979	64,568	49,156	3,542	52,698
Income tax (benefit) provision	(5,480)	28,441	22,961	17,633	1,040	18,673

Net (loss) income	$(3,931)	$45,538	$41,607	$31,523	$2,502	$34,025

EBITDA	$62,650		$145,912	$98,267		$113,106
EBITDA as a percentage of total revenues	15.8%		37.2%	30.5%		35.1%

(Loss) earnings per share:
Basic	$(0.09)		$0.92	$0.68		$0.74
Diluted	(0.09)		0.91	0.67		0.73

Weighted average number of common and common share equivalents outstanding:
Basic	45,145		45,145	46,128		46,128
Diluted (6)	45,145		45,695	46,846		46,846

(1)	Adjusted column excludes certain transactions described in the footnotes below that management believes are not indicative of its business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release.
(2)	Adjustment is comprised of $2.9 million of transition service revenue associated with the divestiture of our North American wood mobile office business and $1.2 million of revenue associated with a sales tax refund that is not indicative of our ongoing business.
(3)	Adjustment in 2015 is comprised of $2.4 million in incremental costs related with acquisition activities, $3.9 million of operating expenses associated with the transition of the wood mobile offices, including expenses related to wood mobile offices on our leased properties, and $0.8 million of expense related to the proposed settlement of an unclaimed property liability with the state of Delaware.
(4)	Costs relating to the restructuring of our business operations.
(5)	In 2015, asset impairment and loss on divestiture costs represent the impairment and loss associated with the divestiture of our North American wood mobile office business. In 2014, the asset impairment costs represent the additional loss upon completion of sale (offset by gains upon completion of sale) of assets that were written down to fair value in the second quarter of 2013.
(6)	Common stock equivalents were excluded from the calculation of actual diluted earnings per share for the nine-month period ending September 30, 2015 because their inclusion would reduce the net loss per share.

Mobile Mini, Inc. News Release October 22, 2015	Page 6

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2015	2014
As of September 30:
Stand-alone portable storage locations	133	135
Stand-alone specialty containment locations	19	—
Combined portable storage and specialty product locations	6	—
Portable storage rental fleet units	209,500	213,700
Specialty containment rental fleet units	11,400	—

Average Utilization:
Portable storage – three months ended September 30	70.0%	67.9%
Portable storage – nine months ended September 30	67.8%	67.1%
Specialty containment – three months ended September 30*	67.5%	69.1%
Specialty containment – nine months ended September 30*	69.2%	70.0%

*	Specialty containment 2014 is prior to acquisition

Mobile Mini, Inc. News Release October 22, 2015	Page 7

Mobile Mini, Inc.

Business Segment Information – Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$98,855	$25,958	$124,813	$292,895	$75,280	$368,175
Sales	4,830	1,764	6,594	16,892	5,873	22,765
Other	454	27	481	1,171	53	1,224

Total revenues	104,139	27,749	131,888	310,958	81,206	392,164

Costs and expenses:
Rental, selling and general expenses	63,488	15,349	78,837	193,409	47,226	240,635
Cost of sales	3,124	1,242	4,366	10,976	3,923	14,899
Depreciation and amortization	8,404	6,594	14,998	26,042	19,033	45,075

Total costs and expenses	75,016	23,185	98,201	230,427	70,182	300,609

Income from operations	$29,123	$4,564	$33,687	$80,531	$11,024	$91,555

Adjusted EBITDA	$40,901	$11,203	$52,104	$115,469	$30,443	$145,912
Adjusted EBITDA Margin	39.3%	40.4%	39.5%	37.1%	37.5%	37.2%

(1)	This table presents results by major business segment adjusted to exclude certain transactions that management believes are not indicative of its business. These adjustments are described in the notes to the condensed consolidated statements of income for the related periods presented earlier in this press release. Adjusted figures are a non-GAAP presentation. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc. News Release October 22, 2015	Page 8

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$1,713	$3,739
Receivables, net	83,845	81,031
Inventories	17,562	16,736
Rental fleet, net	964,348	1,087,056
Property, plant and equipment, net	132,901	113,175
Deposits and prepaid expenses	13,292	8,586
Deferred financing costs and other assets	7,124	8,858
Intangibles, net	74,736	78,385
Goodwill	709,624	705,608

Total assets	$2,005,145	$2,103,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$37,941	$22,933
Accrued liabilities	64,969	63,727
Lines of credit	663,380	705,518
Obligations under capital leases	39,644	24,918
Senior Notes	200,000	200,000
Deferred income taxes	225,818	231,547

Total liabilities	1,231,752	1,248,643

Stockholders’ equity:
Common stock	491	490
Additional paid-in capital	581,585	569,083
Retained earnings	351,114	380,504
Accumulated other comprehensive loss	(38,302)	(29,870)
Treasury stock	(121,495)	(65,676)

Total stockholders’ equity	773,393	854,531

Total liabilities and stockholders’ equity	$2,005,145	$2,103,174

Mobile Mini, Inc. News Release October 22, 2015	Page 9

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net (loss) income	$(3,931)	$31,523
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Asset impairment charge and loss on divestiture, net	66,128	557
Provision for doubtful accounts	2,826	2,057
Amortization of deferred financing costs	2,384	2,108
Amortization of long-term liabilities	76	124
Share-based compensation expense	10,833	11,573
Depreciation and amortization	45,075	27,920
Gain on sale of rental fleet	(5,196)	(4,496)
Loss (gain) on disposal of property, plant and equipment	2,035	(181)
Deferred income taxes	(6,086)	17,333
Foreign currency transaction loss	2	1
Changes in certain assets and liabilities, net of effect of businesses acquired	(425)	(761)

Net cash provided by operating activities	113,721	87,758

Cash Flows from Investing Activities:
Proceeds from wood mobile office divestiture, net	83,299	—
Cash paid for businesses acquired, net of cash acquired	(18,622)	(20,014)
Additions to rental fleet, excluding acquisitions	(53,540)	(16,310)
Proceeds from sale of rental fleet	13,300	17,813
Additions to property, plant and equipment, excluding acquisitions	(17,918)	(11,677)
Proceeds from sale of property, plant and equipment	2,447	3,374

Net cash provided by (used in) investing activities	8,966	(26,814)

Cash Flows from Financing Activities:
Net payments under lines of credit	(42,138)	(11,926)
Deferred financing costs	(113)	—
Principal payments on capital lease obligations	(2,883)	(1,346)
Issuance of common stock	1,670	2,572
Dividend payments	(25,308)	(23,583)
Purchase of treasury stock	(55,819)	(25,467)

Net cash used in financing activities	(124,591)	(59,750)
Effect of exchange rate changes on cash	(122)	(838)

Net change in cash	(2,026)	356
Cash and cash equivalents at beginning of period	3,739	1,256

Cash and cash equivalents at end of period	$1,713	$1,612

Equipment and other acquired through capital lease obligations	$17,638	$11,491

Mobile Mini, Inc. News Release October 22, 2015	Page 10

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release, and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$13,979	$14,820	$(3,931)	$31,523
Interest expense	8,960	7,107	26,986	21,191
Income tax provision (benefit)	7,536	8,244	(5,480)	17,633
Depreciation and amortization	14,998	9,470	45,075	27,920

EBITDA	45,473	39,641	62,650	98,267
Share-based compensation expense	3,418	4,156	9,283	11,297
Restructuring expenses	1,846	593	4,773	2,909
Acquisition-related expenses	398	37	2,393	76
Impairment and divestiture-related revenues and expenses, net (1)	777	—	67,155	557
Sales tax refund and proposed unclaimed property settlement (2)	192	—	(342)	—

Adjusted EBITDA	$52,104	$44,427	$145,912	$113,106

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$42,820	$38,473	$113,721	$87,758
Interest paid	4,517	2,203	20,422	14,494
Income and franchise taxes paid	1,581	167	3,274	945
Share-based compensation expense, including restructuring expense	(4,096)	(4,432)	(10,833)	(11,573)
Asset impairments and loss on divestiture, net of recoveries	—	—	(66,128)	(557)
Gain on sale of rental fleet	1,553	2,001	5,196	4,496
Loss on disposal of property, plant and equipment	(553)	540	(2,035)	181
Changes in other assets and liabilities, net of effect of businesses acquired	(349)	689	(967)	2,523

EBITDA	$45,473	$39,641	$62,650	$98,267

(1)	In 2015, impairment and divestiture-related revenues and expenses, net include the following: asset impairment charge and loss on divestiture, net, of $66.1 million for the nine-month period. In both the three and nine-month periods, this adjustment includes $1.5 million and $2.9 million, respectively, of transition services revenue and $2.2 million and $3.9 million, respectively, of operating expenses associated with the transition of the wood mobile offices, including the cost of providing yard space. In 2014, the asset impairment costs represent the additional loss upon completion of sale (offset by gains upon completion of sale) of assets that were written down to fair value in the second quarter of 2013.
(2)	Revenue of $1.2 million associated with a sales tax refund recorded in the first quarter, partially offset by expenses related to the proposed settlement of an unclaimed property liability with the state of Delaware of $0.2 million and $0.8 million, for the three and nine-month periods, respectively. These transactions are not indicative of our ongoing business activity.

Mobile Mini, Inc. News Release October 22, 2015	Page 11

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$42,820	$38,473	$113,721	$87,758
Additions to rental fleet, excluding acquisitions	(25,731)	(8,160)	(53,540)	(16,310)
Proceeds from sale of rental fleet	3,925	5,794	13,300	17,813
Additions to property, plant and equipment, excluding acquisitions	(6,306)	(6,936)	(17,918)	(11,677)
Proceeds from sale of property, plant and equipment	770	1,923	2,447	3,374

Net capital expenditures, excluding acquisitions	(27,342)	(7,379)	(55,711)	(6,800)

Free cash flow	$15,478	$31,094	$58,010	$80,958

Adjusted net income information and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that they provide an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA divided by total revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.